As filed with the Securities and Exchange Commission on February 14, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEUROCRINE BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0525145
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

12780 El Camino Real

San Diego, CA 92130

(Address of Principal Executive Offices)

Neurocrine Biosciences, Inc. Inducement Plan

(Full Title of the Plan)

Kevin C. Gorman

Chief Executive Officer

Neurocrine Biosciences, Inc.

12780 El Camino Real

San Diego, CA 92130

(Name and Address of Agent for Service)

(858) 617-7600

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Darin M. Lippoldt Chief Legal Officer Neurocrine Biosciences, Inc. 12780 El Camino Real San Diego, CA 92130 (858) 617-7600	Jason L. Kent, Esq. Nathan J. Nouskajian, Esq. Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock (par value $0.001 per share) issuable under Inducement Plan	282,506 shares (3)	$42.55	$12,020,631	$1,394

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that may become issuable under the Neurocrine Biosciences, Inc. Inducement Plan (the “Inducement Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	Pursuant to Rule 457(h)(1) of the Securities Act, the price per share and aggregate offering price are based upon the exercise price of stock options, the exercise of which will result in the issuance of the Registrant’s common stock being registered hereunder.
(3)	Represents shares of the Registrant’s common stock that were added to the Inducement Plan pursuant to a share reserve increase approved by the Registrant’s Board of Directors and made effective on February 1, 2017.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION

STATEMENTS ON FORM S-8

This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements on Form S-8 relating to the same benefit plan are effective. This Registration Statement on Form S-8 registers the offer and sale of an additional 282,506 shares of the Registrant’s common stock for issuance under the Inducement Plan. The Registrant previously registered shares of its common stock for issuance under the Inducement Plan on November 4, 2014 (File No. 333-199837) and July 29, 2015 (File No. 333-205933). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

Item 8. Exhibits.

Exhibits:	Description

3.1	Certificate of Incorporation (1)

3.2	Certificate of Amendment to Certificate of Incorporation (1)

3.3	Bylaws, as amended (1)

3.4	Certificate of Amendment of Bylaws (2)

4.1	Reference is made to Exhibits 3.1, 3.2 and 3.3.

4.2	Form of Common Stock Certificate of the Registrant. (3)

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page hereto).

99.1	Neurocrine Biosciences, Inc. Inducement Plan, as amended. (4)

99.2	Form of Stock Option Grant Notice and Option Agreement for use under the Neurocrine Biosciences, Inc. Inducement Plan, and Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement for use under the Neurocrine Biosciences, Inc. Inducement Plan. (5)

(1)	Incorporated by reference to Exhibits 3.1 and 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 24, 2016, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 2, 2015, and Exhibits 3.1, 3.2 and 3.3 to the Registrant’s Annual Report on Form 10-K filed with the SEC on February 8, 2013.
(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on September 23, 2016.
(3)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-03172).
(4)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on January 6, 2017.
(5)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on July 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 14, 2017.

NEUROCRINE BIOSCIENCES, INC.

By:	/s/ Kevin C. Gorman
Kevin C. Gorman Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints KEVIN C. GORMAN, PH.D. and DARIN M. LIPPOLDT, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin C. Gorman Kevin C. Gorman	Chief Executive Officer and Director (Principal Executive Officer)	February 14, 2017

/s/ Timothy P. Coughlin Timothy P. Coughlin	Chief Financial Officer (Principal Financial and Accounting Officer)	February 14, 2017

/s/ William H. Rastetter William H. Rastetter	Chairman of the Board of Directors	February 14, 2017

/s/ Gary A. Lyons Gary A. Lyons	Member of the Board of Directors	February 14, 2017

/s/ Joseph A. Mollica Joseph A. Mollica	Member of the Board of Directors	February 14, 2017

/s/ George J. Morrow George J. Morrow	Member of the Board of Directors	February 14, 2017

/s/ Corinne H. Nevinny Corinne H. Nevinny	Member of the Board of Directors	February 14, 2017

/s/ Richard F. Pops Richard F. Pops	Member of the Board of Directors	February 14, 2017

/s/ Alfred W. Sandrock, Jr. Alfred W. Sandrock, Jr.	Member of the Board of Directors	February 14, 2017

/s/ Stephen A. Sherwin Stephen A. Sherwin	Member of the Board of Directors	February 14, 2017

EXHIBIT INDEX

Exhibits:	Description

3.1	Certificate of Incorporation (1)

3.2	Certificate of Amendment to Certificate of Incorporation (1)

3.3	Bylaws, as amended (1)

3.4	Certificate of Amendment of Bylaws (2)

4.1	Reference is made to Exhibits 3.1, 3.2 and 3.3.

4.2	Form of Common Stock Certificate of the Registrant. (3)

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page hereto).

99.1	Neurocrine Biosciences, Inc. Inducement Plan, as amended. (4)

99.2	Form of Stock Option Grant Notice and Option Agreement for use under the Neurocrine Biosciences, Inc. Inducement Plan, and Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement for use under the Neurocrine Biosciences, Inc. Inducement Plan. (5)

(1)	Incorporated by reference to Exhibits 3.1 and 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 24, 2016, Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 2, 2015, and Exhibits 3.1, 3.2 and 3.3 to the Registrant’s Annual Report on Form 10-K filed with the SEC on February 8, 2013.
(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on September 23, 2016.
(3)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-03172).
(4)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on January 6, 2017.
(5)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on July 29, 2015.